Moody National REIT I, Inc. 8-K

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Moody National REIT I Declares Value at $10.75 per Share

Moody National REIT I, Inc., (“REIT I”) a publicly registered non-traded real estate investment trust, has announced that, on March 24, 2016, its board of directors determined the estimated value per share of the Company’s stock was $10.75 per share as of December 31, 2015.

This estimated value per share is based upon the property appraisals conducted by Hospitality Valuation Services (HVS).

"We are pleased with the growth in the REIT I portfolio especially considering that the vast majority of equity was raised in the final 12 months of the offering and deployed within the last year. To overcome the load in such a short period of time reflects well on our acquisition strategy within the hospitality sector and our management team," commented Brett Moody, CEO of Moody National Companies.

Following the determination of the valuation, the REIT I board of directors formed a special committee of independent directors to explore potential strategic alternatives for REIT I.

About Moody National REIT I, Inc.

Moody National REIT I, Inc. is a real estate investment trust that owns select-service hotels in major markets across the United States. The REIT is sponsored by Moody REIT Sponsor, LLC, an affiliate of the Moody National Companies, which is a full-service commercial real estate company inclusive of mortgage, development, realty and title divisions. Founded in 1996, Moody National Companies has managed over $2 billion in commercial real estate.

This press release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in Moody National REIT I, Inc.’s reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.